Exhibit 99.1
HERTZ GLOBAL HOLDINGS REPORTS
STRONG SECOND QUARTER 2021 FINANCIAL RESULTS
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•Total revenues of $1.9 billion up 62% from first quarter 2021, excluding Donlen revenues
•Net loss of $168 million including $633 million of reorganization expenses
•Adjusted Corporate EBITDA of $639 million for the quarter was a Company record
•Corporate liquidity of $3.0 billion at June 30, 2021, including $1.8 billion of unrestricted cash, compared to $1.1 billion at first quarter-end
•Hertz emerged from Chapter 11 on June 30, 2021 as a well-capitalized company with the flexibility and resources to pursue exciting new growth opportunities

ESTERO, Fla, August 9, 2021–Hertz Global Holdings, Inc. (OTCPK: HTZZ; OTCPK: HTZZW) ("Hertz Global" or the "Company") today announced financial results for the second quarter of 2021.

For the second quarter 2021, the Company generated total revenues of $1.9 billion reflecting strong leisure travel demand coupled with tighter fleet inventory. Adjusted Corporate EBITDA was $639 million resulting in a 34% margin. The improvement resulted from strong revenues, efficient fleet management and over $400 million of structural, and recurring, cost reduction. The Company generated a net loss of $168 million or $1.05 loss per share, which included $633 million of reorganization expenses.

“Hertz delivered an outstanding second quarter as travel continued to rebound,” said Paul Stone, Hertz Global’s President and Chief Executive Officer. “With resurgent demand and tight supply across the industry, we remained agile in managing our fleet to meet customers’ needs. At the same time, we benefited from the important operational and financial improvements we made through our restructuring process. Our improved financial position and capital structure give us the flexibility and resources to build upon our strengths and capitalize on accelerating momentum in the quarters ahead."

“We are optimistic about a sustained recovery and travel rebound. We are carefully managing our fleet accordingly to deliver superior customer experience while optimizing profitability,” Mr. Stone continued.

Hertz Global emerged from its Chapter 11 process on June 30, 2021 as a well-capitalized company with the flexibility and resources to pursue exciting new growth opportunities. The Company anticipates a re-IPO, which includes hosting an investor roadshow and relisting on a major exchange by year-end 2021.

AMERICAS RENTAL CAR ("AMERICAS RAC") SUMMARY
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Americas RAC	Three Months Ended June 30,			Percent Inc/(Dec) 2021 vs. 2020	Percent Inc/(Dec) 2021 vs. 2019
($ in millions, except where noted)	2021	2020	2019
Total revenues	$1,643	$543	$1,849	NM	(11)%

Adjusted EBITDA	$664	$(485)	$166	NM	NM
Adjusted EBITDA Margin	40%	(89)%	9%

Average Vehicles (in whole units)	350,122	517,973	575,172	(32)%	(39)%
Vehicle Utilization	78%	28%	81%
Transaction Days (in thousands)	24,992	13,321	42,593	88%	(41)%
Total RPD (in whole dollars)	$65.42	$37.95	$42.71	72%	53%
Total RPU Per Month (in whole dollars)	$1,557	$325	$1,054	NM	48%
Depreciation Per Unit Per Month (in whole dollars)	$76	$270	$245	(72)%	(69)%
NM - Not meaningful

Americas RAC second quarter 2021 revenues reflect upward pricing trends due to continued positive momentum in domestic travel combined with industry-wide fleet constraints. Americas RAC Adjusted EBITDA of $664 million and margin of 40% reflect the impact of demand-driven pricing, strong residual values, disciplined fleet management and the Company’s leaner cost structure.

INTERNATIONAL RENTAL CAR ("INTERNATIONAL RAC") SUMMARY
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International RAC	Three Months Ended June 30,			Percent Inc/(Dec) 2021 vs. 2020	Percent Inc/(Dec) 2021 vs. 2019
($ in millions, except where noted)	2021	2020	2019
Total revenues	$230	$125	$495	84%	(54)%

Adjusted EBITDA	$(1)	$(112)	$46	(99)%	NM
Adjusted EBITDA Margin	—%	(90)%	9%

Average Vehicles (in whole units)	71,044	114,405	166,503	(38)%	(57)%
Vehicle Utilization	76%	37%	77%
Transaction Days (in thousands)	4,893	3,900	11,704	25%	(58)%
Total RPD (in whole dollars)	$47.07	$35.54	$45.72	32%	3%
Total RPU Per Month (in whole dollars)	$1,081	$404	$1,071	NM	1%
Depreciation Per Unit Per Month (in whole dollars)	$174	$227	$206	(23)%	(16)%
NM - Not meaningful

The pandemic-related impact on global travel continues to be a headwind for International RAC and segment revenues continued to be down compared to second quarter 2019 levels. Strong residual values, disciplined fleet management and the Company’s continued execution on productivity were able to offset the revenue headwinds. International RAC Adjusted EBITDA loss was $1 million, which reflected an improvement of $111 million year-over-year.

LIQUIDITY AND CAPITAL RESOURCES
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The Company emerged from Chapter 11 with significantly lower non-vehicle debt levels relative to its pre-Chapter 11 balance sheet. At June 30, 2021 the Company had $1.5 billion in outstanding non-vehicle debt, comprised of a

$1.3 billion Term B Loan and a $245 million Term C Loan that will support the issuance of letters of credit. In addition, the Company has a $1.3 billion first lien revolving credit facility (“First Lien RCF”). At June 30, 2021, the Company had $70 million of letters of credit deemed issued and no borrowings outstanding under the First Lien RCF. The Company has no material non-vehicle debt maturities until 2026.

The Company’s liquidity position totaled $3.0 billion at June 30, 2021, comprised of $1.8 billion in unrestricted cash and $1.2 billion of availability under the First Lien RCF.

The Company also refinanced its ABS program with $2.8 billion of committed funding under a 2-year, floating rate syndicated bank sponsored Variable Funding Rental Car Asset Backed Notes, of which $2.3 billion was drawn at June 30, 2021. The Company also issued $4.0 billion in Fixed Rate Rental Car Asset Backed Notes split evenly between 3- and 5-year maturities. The overall cost of the ABS funding in the United States is currently below 2.0%.

ADDITIONAL MANAGEMENT COMMENTARY
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Pre-recorded audio commentary on Hertz Global's second quarter 2021 results from President and CEO Paul Stone and CFO Kenny Cheung is available at the Company’s IR website at https://ir.hertz.com/events-presentations.

RESULTS OF THE HERTZ CORPORATION
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The Company's operating subsidiary, The Hertz Corporation ("Hertz"), posted the same revenues as the Company for the second quarter of 2021 and 2020. Hertz's second quarter 2021 pre-tax loss was $51 million versus the Company's pre-tax loss of $215 million. The difference between Hertz's and the Company's GAAP results is due to a $164 million backstop fee associated with a rights offering offered by the Company in the second quarter of 2021. Hertz’s second quarter 2020 pre-tax loss was $1.2 billion versus the Company’s pre-tax loss of $1.0 billion. The difference between Hertz’s and the Company’s GAAP results is primarily due to Hertz's write off in the second quarter of 2020 of $133 million due from the Company. The non-GAAP profitability metrics for Hertz are materially the same as those for Hertz Global for the second quarter 2021 and 2020.

FINANCIAL REORGANIZATION
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As previously announced, on May 22, 2020, Hertz Global, Hertz and certain of their direct and indirect subsidiaries in the United States and Canada filed voluntary petitions for relief under chapter 11 of the U.S. Bankruptcy Code ("Chapter 11"). On June 10, 2021, a joint Chapter 11 plan of reorganization (the “Reorganization”) was confirmed by the U.S. Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) and became effective on June 30, 2021. On the same day, the Company emerged from Chapter 11 in accordance with the terms of the Reorganization.

Information related to the Reorganization and emergence from Chapter 11 is included in the Hertz Global and Hertz quarterly report on Form 10-Q for the quarter ended June 30, 2021 filed with the Securities and Exchange Commission (the “SEC”) and on the Hertz website, IR.Hertz.com. Additional information, including access to documents filed with the Bankruptcy Court, is also available online at https://restructuring.primeclerk.com/hertz, a website administered by Prime Clerk, LLC, a third-party bankruptcy claims and noticing agent.

SELECTED FINANCIAL DATA, SUPPLEMENTAL SCHEDULES, NON-GAAP MEASURES AND DEFINITIONS
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The selected financial data of Hertz Global are set forth on page 7 of this release. Also included are Supplemental Schedules, which are provided to present segment results, and reconciliations of non-GAAP measures to their most comparable GAAP measures.

In the second quarter 2021, and in connection with its Chapter 11 emergence, the Company revised its reportable segments to combine its Canada, Latin America and Caribbean operations with the U.S. and renamed its U.S. Rental Car segment Americas Rental Car ("Americas RAC"). As a result, those operations will no longer be reported in the International RAC segment. Accordingly, prior periods have been recast to conform with the revised presentation. Refer also to Supplemental Schedule IV.

Following the Supplemental Schedules, the Company provides definitions for terminology used throughout this earnings release and provides the usefulness of non-GAAP measures to investors and additional purposes for which management uses such measures.

Financial data included in this release are derived from our unaudited condensed consolidated financial statements for the three months ended June 30, 2021, which are included in the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2021 filed with the SEC and on the Hertz website, IR.Hertz.com. We have prepared the unaudited condensed consolidated financial statements on the same basis as we have prepared our audited consolidated financial statements. The unaudited condensed consolidated financial statements include all adjustments, consisting only of normal recurring adjustments, that management considered necessary for a fair statement of our financial position, results of operations and cash flows for the quarter. The Company's historical results are not necessarily indicative of the results to be expected for any future period. Financial data included in this release are qualified by reference to and should be read in conjunction with the Company's unaudited condensed consolidated financial statements and related notes which are included in its Quarterly Report on Form 10-Q for the quarter ended June 30, 2021.

ABOUT HERTZ
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The Hertz Corporation, a subsidiary of Hertz Global Holdings, Inc., operates the Hertz, Dollar and Thrifty vehicle rental brands throughout North America, Europe, the Caribbean, Latin America, Africa, the Middle East, Asia, Australia and New Zealand. The Hertz Corporation is one of the largest worldwide vehicle rental companies, and the Hertz brand is one of the most recognized globally. Additionally, The Hertz Corporation operates the Firefly vehicle rental brand and Hertz 24/7 car sharing business in international markets and sells vehicles through Hertz Car Sales. For more information about The Hertz Corporation, visit www.hertz.com.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
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Certain statements contained or incorporated by reference in this release, and in related comments by the Company’s management, include “forward-looking statements.” Forward-looking statements include information concerning the Company’s liquidity and its possible or assumed future results of operations, including descriptions of its business strategies. These statements often include words such as “believe,” “expect,” “project,” “potential,” “anticipate,” “intend,” “plan,” “estimate,” “seek,” “will,” “may,” “would,” “should,” “could,” “forecasts” or similar expressions. These statements are based on certain assumptions that the Company has made in light of its experience in the industry as well as its perceptions of historical trends, current conditions, expected future developments and other factors it believes are appropriate in these circumstances. The Company believes these judgments are reasonable, but you should understand that these statements are not guarantees of performance or results, and that the Company’s actual results could differ materially from those expressed in the forward-looking statements due to a variety of important factors, both positive and negative, that may be revised or supplemented in subsequent reports on Form 10-K, 10-Q and 8-K filed or furnished to the SEC.

Important factors that could affect the Company's actual results and cause them to differ materially from those expressed in forward-looking statements include, among others, such factors include: the impact of the Company’s recent emergence from Chapter 11 on the Company's business and relationships; levels of travel demand, particularly with respect to business and leisure travel in the U.S. and in global markets; the length and severity of COVID-19 and the impact on the Company’s vehicle rental business as a result of travel restrictions and business closures or disruptions; the impact of COVID-19 and actions taken in response to the pandemic on global and regional economies and economic factors; general economic uncertainty and the pace of economic recovery, including in key global markets, when COVID-19 subsides; the ability of the Company’s reconstituted Board of Directors to implement its business strategy; the Company's ability to attract and retain key personnel following its emergence from bankruptcy; the Company's ability to utilize its net operating loss carryforwards and realized built-in-losses as a result of its emergence from bankruptcy; the Company's ability to remediate the material weaknesses in its internal controls over financial reporting; the Company’s ability to maintain an effective employee retention and talent management strategy and resulting changes in personnel and employee relations; the recoverability of the Company’s goodwill and indefinite-lived intangible assets when performing impairment analysis; the Company’s ability to dispose of vehicles in the used-vehicle market, use the proceeds of such sales to acquire new vehicles and to reduce exposure to residual risk; actions creditors may take with respect to the vehicles used in the rental car operations; significant changes in the competitive environment and the effect of competition in the Company’s markets on rental volume and pricing; occurrences that disrupt rental activity during the Company’s peak periods; the Company’s ability to accurately estimate future levels of rental activity and adjust the number and mix of vehicles used in the Company’s rental operations accordingly; the Company's ability to retain and increase customer loyalty and market share; increased vehicle costs due to declining value of the Company’s non-program vehicles; the Company’s ability to maintain sufficient liquidity and the availability to it of additional or continued sources of financing for the Company’s revenue earning vehicles and to refinance its existing indebtedness; risks related to the Company’s indebtedness, including its substantial amount of debt, its ability to incur substantially more debt, the fact that substantially all of the Company’s consolidated assets secure certain of its outstanding indebtedness and increases in interest rates or in its borrowing margins; the Company’s ability to meet the financial and other covenants contained in its First Lien Credit Agreement and certain asset-backed and asset-based arrangements; the Company’s ability to access financial markets, including the financing of its vehicle fleet through the issuance of asset-backed securities; fluctuations in interest rates, foreign currency exchange rates and commodity prices; the Company’s ability to sustain operations during adverse economic cycles and unfavorable external events (including war, escalation of hostilities, terrorist acts, natural disasters and epidemic disease); the Company’s ability to prevent the misuse or theft of information it possesses, including as a result of cyber security breaches and other security threats; the Company’s ability to adequately respond to changes in technology, customer demands and market competition; the Company's ability to successfully implement any strategic transactions; the Company's ability to achieve anticipated cost savings from on-going strategic initiatives; the impact on the value of the Company's assets and liabilities as a result of potential changes to the LIBOR reference rate; the Company’s ability to purchase adequate supplies of competitively priced vehicles and risks relating to the availability and increases in the cost of the vehicles it purchases as a result of the continuing global semiconductor chip shortage; the Company’s recognition of previously deferred tax gains on the disposition of revenue earning vehicles; financial instability of the manufacturers of the Company’s vehicles, which could impact their ability to fulfill obligations under repurchase or guaranteed depreciation programs; an increase in the Company’s vehicle costs or disruption to the Company’s rental activity, particularly during peak periods, due to safety recalls by the manufacturers of the Company’s vehicles; the Company’s ability to execute a business continuity plan; the Company’s access to third-party distribution channels and related prices, commission structures and transaction volumes; risks associated with operating in many different countries, including the risk of a violation or alleged violation of applicable anti-corruption or anti-bribery laws and the Company’s ability to repatriate cash from non-U.S. affiliates without adverse tax consequences; a major disruption in the Company’s communication or centralized information networks; a failure to maintain, upgrade and consolidate the Company’s information technology systems; costs and risks associated with potential litigation and investigations or any failure or inability to comply with laws and regulations or any changes in the legal and regulatory environment; the Company’s ability to maintain its network of leases and vehicle rental concessions at airports in the U.S. and internationally; the Company’s ability to maintain favorable brand recognition and a coordinated branding and portfolio strategy; changes in the existing, or the adoption of new laws, regulations, policies or other activities of governments, agencies and similar organizations, where such actions may affect the Company’s operations, the cost thereof or applicable tax rates; risks relating to the Company’s deferred tax assets, including the risk of an "ownership change" under the Internal Revenue Code of 1986, as amended; the Company’s exposure to uninsured claims in excess of historical levels; risks relating to the Company’s participation in multiemployer pension plans; shortages of fuel and increases or volatility in fuel costs; the Company's ability to manage its relationships with unions; changes in accounting principles, or their application or interpretation, and the Company’s ability to make accurate estimates and the assumptions underlying the estimates; and other risks and uncertainties described from time to time in periodic and current reports that it files with the SEC.

Additional information concerning these and other factors can be found in the Company's filings with the SEC, including its Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

You should not place undue reliance on forward-looking statements. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by the foregoing cautionary statements. All such statements speak only as of the date of this release, and, except as required by law, the Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.
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CONTACTS:

Hertz Investor Relations	Hertz Media Relations
(239) 301-6800	(239) 301-6300
investorrelations@hertz.com	mediarelations@hertz.com

FINANCIAL INFORMATION AND OPERATING DATA
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SELECTED UNAUDITED CONSOLIDATED INCOME STATEMENT DATA

	Three Months Ended June 30,		As a Percentage of Total Revenues		Six Months Ended June 30,		As a Percentage of Total Revenues
(In millions, except per share data)	2021	2020	2021	2020	2021	2020	2021	2020
Total revenues	$1,873	$832	100%	100%	$3,161	$2,755	100%	100%
Expenses:
Direct vehicle and operating	946	652	51%	78%	1,724	1,845	55%	67%
Depreciation of revenue earning vehicles and lease charges	116	609	6%	73%	359	1,285	11%	47%
Depreciation and amortization of non-vehicle assets	50	57	3%	7%	104	110	3%	4%
Selling, general and administrative	172	164	9%	20%	321	368	10%	13%
Interest expense, net:
Vehicle	98	132	5%	16%	202	250	6%	9%
Non-vehicle	91	44	5%	5%	135	101	4%	4%
Total interest expense, net	189	176	10%	21%	337	351	11%	13%
Technology-related intangible and other asset impairments	—	193	—%	23%	—	193	—%	7%
Other (income) expense, net	(10)	2	(1)%	—%	(13)	(15)	—%	(1)%
Reorganization items, net	633	23	34%	3%	677	23	21%	1%
(Gain) from the sale of a business	(8)	—	—%	—%	(400)	—	(13)%	—%
Total expenses	2,088	1,876	111%	225%	3,109	4,160	98%	151%
Income (loss) before income taxes	(215)	(1,044)	(11)%	(125)%	52	(1,405)	2%	(51)%
Income tax (provision) benefit	46	192	2%	23%	(33)	196	(1)%	7%
Net income (loss)	(169)	(852)	(9)%	(102)%	19	(1,209)	1%	(44)%
Net (income) loss attributable to noncontrolling interests	1	5	—%	1%	2	6	—%	—%
Net income (loss) attributable to Hertz Global	$(168)	$(847)	(9)%	(102)%	$21	$(1,203)	1%	(44)%
Weighted-average number of shares outstanding:
Basic	160	144			158	143
Diluted	160	144			158	143
Earnings (loss) per share:
Basic	$(1.05)	$(5.86)			$0.13	$(8.39)
Diluted	$(1.05)	$(5.86)			$0.13	$(8.39)

Adjusted Net Income (Loss)(a)	$408	$(508)			$349	$(760)
Adjusted Diluted Earnings (Loss) Per Share(a)	$2.55	$(3.51)			$2.20	$(5.30)
Adjusted Corporate EBITDA(a)	$639	$(587)			$642	$(830)
(a)Represents a non-GAAP measure, see the accompanying reconciliations included in Supplemental Schedule II.

Supplemental Schedule I
HERTZ GLOBAL HOLDINGS, INC.
CONDENSED STATEMENT OF OPERATIONS BY SEGMENT
Unaudited
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	Three Months Ended June 30, 2021					Three Months Ended June 30, 2020
(In millions)	Americas RAC	International RAC	All other operations	Corporate	Hertz Global	Americas RAC	International RAC	All other operations	Corporate	Hertz Global
Total revenues:	$1,643	$230	$—	$—	$1,873	$543	$125	$164	$—	$832
Expenses:
Direct vehicle and operating	793	154	—	(1)	946	530	118	4	—	652
Depreciation of revenue earning vehicles and lease charges	80	36	—	—	116	419	70	120	—	609
Depreciation and amortization of non-vehicle assets	43	4	—	3	50	47	4	2	4	57
Selling, general and administrative	69	40	—	63	172	64	36	$9	55	164
Interest expense, net:
Vehicle	77	21	—	—	98	99	22	11	—	132
Non-vehicle	(3)	—	—	94	91	(21)	—	(3)	68	44
Total interest expense, net	74	21	—	94	189	78	22	8	68	176
Technology-related intangible and other asset impairments	—	—	—	—	—	—	—	—	193	193
(Gain) from the sale of a business	—	—	—	(8)	(8)	—	—	—	—	—
Other (income) expense, net	(6)	(1)	—	(3)	(10)	(1)	—	—	3	2
Reorganization items, net	94	12	—	527	633	(1)	—	—	24	23
Total expenses	1,147	266	—	675	2,088	1,136	250	143	347	1,876
Income (loss) before income taxes	$496	$(36)	$—	$(675)	$(215)	$(593)	$(125)	$21	$(347)	$(1,044)
Income tax (provision) benefit					46					192
Net income (loss)					$(169)					$(852)
Net (income) loss attributable to noncontrolling interests					1					5
Net income (loss) attributable to Hertz Global					$(168)					$(847)

Supplemental Schedule I (continued)
HERTZ GLOBAL HOLDINGS, INC.
CONDENSED STATEMENT OF OPERATIONS BY SEGMENT
Unaudited
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	Six Months Ended June 30, 2021					Six Months Ended June 30, 2020
(In millions)	Americas RAC	International RAC	All other operations	Corporate	Hertz Global	Americas RAC	International RAC	All other operations	Corporate	Hertz Global
Total revenues:	$2,610	$415	$136	$—	$3,161	$1,964	$452	$339	$—	$2,755
Expenses:
Direct vehicle and operating	1,434	279	5	6	1,724	1,491	347	8	(1)	1,845
Depreciation of revenue earning vehicles and lease charges	290	69	—	—	359	893	147	245	—	1,285
Depreciation and amortization of non-vehicle assets	87	9	2	6	104	89	9	5	7	110
Selling, general and administrative	121	70	10	120	321	182	79	5	102	368
Interest expense, net:
Vehicle	149	41	12	—	202	186	41	23	—	250
Non-vehicle	(5)	1	1	138	135	(68)	(1)	(8)	178	101
Total interest expense, net	144	42	13	138	337	118	40	15	178	351
Technology-related intangible and other asset impairments	—	—	—	—	—	—	—	—	193	193
(Gain) from the sale of a business	—	—	—	(400)	(400)	—	—	—	—	—
Other (income) expense, net	(7)	(1)	—	(5)	(13)	(22)	3	—	4	(15)
Reorganization items, net	80	12	(1)	586	677	(1)	—	—	24	23
Total expenses	2,149	480	29	451	3,109	2,750	625	278	507	4,160
Income (loss) before income taxes	$461	$(65)	$107	$(451)	$52	$(786)	$(173)	$61	$(507)	$(1,405)
Income tax (provision) benefit					(33)					196
Net income (loss)					$19					$(1,209)
Net (income) loss attributable to noncontrolling interests					2					6
Net income (loss) attributable to Hertz Global					$21					$(1,203)

Supplemental Schedule II
HERTZ GLOBAL HOLDINGS, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURE - ADJUSTED NET INCOME (LOSS), ADJUSTED DILUTED EARNINGS (LOSS) PER SHARE AND ADJUSTED CORPORATE EBITDA
Unaudited
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	Three Months Ended June 30,		Six Months Ended June 30,
(In millions, except per share data)	2021	2020	2021	2020
Adjusted Net Income (Loss) and Adjusted Diluted Earnings (Loss) Per Share:
Net income (loss) attributable to Hertz Global	$(168)	$(847)	$21	$(1,203)
Adjustments:
Income tax provision (benefit)	(46)	(192)	33	(196)
Vehicle and non-vehicle debt-related charges(a)(n)	68	18	104	30
Technology-related intangible and other asset impairments(b)	—	193	—	193
Restructuring and restructuring related charges(c)	37	41	50	47
Information technology and finance transformation costs(d)	4	8	10	25
Acquisition accounting-related depreciation and amortization(e)	12	13	25	27
Reorganization items, net(f)	633	23	677	23
Pre-reorganization and non-debtor financing charges(g)	17	45	40	45
Gain from the Donlen Sale(h)	(8)	—	(400)	—
Other items(i)	2	21	(88)	(5)
Adjusted pre-tax income (loss)(j)	551	(677)	472	(1,014)
Income tax (provision) benefit on adjusted pre-tax income (loss)(k)	(143)	169	(123)	254
Adjusted Net Income (Loss)	$408	$(508)	$349	$(760)
Weighted-average number of diluted shares outstanding	160	144	158	143
Adjusted Diluted Earnings (Loss) Per Share(l)	$2.55	$(3.51)	$2.20	$(5.30)

Adjusted Corporate EBITDA:
Net income (loss) attributable to Hertz Global	$(168)	$(847)	21	(1,203)
Adjustments:
Income tax provision (benefit)	(46)	(192)	33	(196)
Non-vehicle depreciation and amortization(m)	50	57	104	110
Non-vehicle debt interest, net of interest income(n)	91	44	135	101
Vehicle debt-related charges(a)(o)	26	15	54	24
Technology-related intangible and other asset impairments(c)	—	193	—	193
Restructuring and restructuring related charges(d)	37	41	50	47
Information technology and finance transformation costs(e)	4	8	10	25
Reorganization items, net(g)	633	23	677	23
Pre-reorganization and non-debtor financing charges(h)	17	45	40	45
Gain from the Donlen Sale(i)	(8)	—	(400)	—
Other items(j)(p)	3	26	(82)	1
Adjusted Corporate EBITDA	$639	$(587)	$642	$(830)

Supplemental Schedule II (continued)

(a)Represents debt-related charges relating to the amortization of deferred financing costs and debt discounts and premiums.
(b)In 2020, represents the impairment of technology-related intangible assets and capitalized cloud computing implementation costs. These costs relate to the Company's corporate operations ("Corporate").
(c)Represents charges incurred under restructuring actions as defined in U.S. GAAP, excluding impairments and asset write-downs. Also includes restructuring related charges such as incremental costs incurred directly supporting business transformation initiatives.
(d)Represents costs associated with the Company’s information technology and finance transformation programs, both of which are multi-year initiatives to upgrade and modernize the Company’s systems and processes. These costs relate primarily to the Corporate.
(e)Represents incremental expense associated with the amortization of other intangible assets and depreciation of property and equipment relating to acquisition accounting.
(f)Represents charges incurred associated with the Reorganization and emergence from chapter 11, including professional fees. The charges relate primarily to Corporate. Hertz Corporation reorganization expenses for the three and six months ended June 30, 2021 were $469 million and $513 million, respectively. The difference is due to $164 million in Backstop fee.

	Three Months Ended June 30,		Six Months Ended June 30,
(In millions)	2021	2020	2021	2020
Professional fees and other bankruptcy related costs	$199	$23	$257	$23
Loss on extinguishment of debt	191	—	191	—
Backstop fee	164	—	164	—
Breakup fee	77	—	77	—
Contract settlements	25	—	25	—
Cancellation of share-based compensation grants	(10)	—	(10)	—
Net gain on settlement of liabilities subject to compromise	(11)	—	(22)	—
Other, net	(2)	—	(5)	—
Reorganization items, net	$633	$23	$677	$23
(g)Represents charges incurred prior to the filing of the Chapter 11 Cases comprised of preparation charges for the Reorganization, such as professional fees. Also includes, certain non-debtor financing and professional fee charges. The amounts incurred for Americas RAC, International RAC and Corporate were $8 million, $2 million, and $7 million for the three months ended June 30, 2021, respectively. For Americas RAC, International RAC, All other operations and Corporate were $17 million, $5 million, $2 million and $17 million for the six months ended June 30, 2021, respectively. For Americas RAC, International RAC and Corporate, charges incurred for the three and six months ended June 30, 2020 were $15 million, $2 million and $28 million, respectively.
(h)Represents the gain from the sale of the Company's Donlen business on March 30, 2021, primarily associated with Corporate.
(i)Represents miscellaneous items. In 2021, includes $100 million due to the suspension of depreciation during the first half of the year for the Donlen leasing and fleet management operations while classified as held for sale in All other operations, partially offset by letter of credit fees recorded in the first half of the year in Corporate and charges for a multiemployer pension plan withdrawal liability recorded in the first quarter in Corporate. In 2020, includes a $20 million gain on the sale of non-vehicle capital assets in Americas RAC, which was recorded in the first quarter, partially offset by second quarter charges of $18 million for losses associated with certain vehicle damages in Americas RAC.

(j)Adjustments by caption on a pre-tax basis were as follows:

Increase (decrease) to expenses	Three Months Ended June 30,		Six Months Ended June 30,
(In millions)	2021	2020	2021	2020
Direct vehicle and operating	$(28)	$(54)	$59	$(70)
Selling, general and administrative	(36)	(56)	(67)	(64)
Interest expense, net:
Vehicle	(34)	(30)	(73)	(39)
Non-vehicle	(44)	(3)	(50)	(6)
Total interest expense, net	(78)	$(33)	$(123)	(45)
Intangible and other asset impairments	—	(193)	—	(193)
Other income (expense), net	2	(3)	(10)	10
Reorganization items, net	(633)	(23)	(677)	(23)
Gain from the Donlen Sale	8	—	400	—
Total adjustments	$(765)	$(362)	$(418)	$(385)

(k)Derived utilizing a combined statutory rate of 26% and 25% for the three and six months ended June 30, 2021 and 2020, respectively, applied to the respective Adjusted Pre-tax Income (Loss).
(l)Adjustments used to reconcile diluted earnings (loss) per share on a GAAP basis to Adjusted Diluted Earnings (Loss) Per Share are comprised of the same adjustments, inclusive of the tax impact, used to reconcile net income (loss) to Adjusted Net Income (Loss) divided by the weighted-average diluted shares outstanding during the period.
(m)Non-vehicle depreciation and amortization expense for Americas RAC, International RAC and Corporate for the three months ended June 30, 2021 was $43 million, $4 million and $3 million, respectively. For the three months ended June 30, 2020 was $47 million, $4 million, $2 million and $4 million for Americas RAC, International RAC, All other operations and Corporate, respectively. Non-vehicle depreciation and amortization for Americas RAC, International RAC, All other operations and Corporate for the six months ended June 30, 2021 were $87 million, $9 million, $2 million and $6 million, respectively, and for the six months ended June 30, 2020 were $89 million, $9 million, $5 million and $7 million, respectively.
(n)In 2021, includes $8 million of loss on extinguishment of debt associated with the payoff and termination of non-vehicle debt in Corporate.
(o)Vehicle debt-related charges for Americas RAC and International RAC for the three months ended June 30, 2021 were $21 million and $5 million, respectively. For the three months ended June 30, 2020 vehicle debt-related charges for Americas RAC, International RAC and All other operations were $9 million, $5 million and $1 million, respectively. Vehicle debt-related charges for Americas RAC, International RAC and All other operations for the six months ended June 30, 2021 were $42 million, $10 million and $2 million, respectively, and for the six months ended June 30, 2020 were $15 million, $7 million and $2 million, respectively.
(p)Also includes an adjustment for non-cash stock-based compensation charges in Corporate.

Supplemental Schedule III
HERTZ GLOBAL HOLDINGS, INC.
RECONCILIATIONS OF KEY METRICS
REVENUE, UTILIZATION AND DEPRECIATION
Unaudited
_______________________________________________________________________________

Americas RAC

	Three Months Ended June 30,		Percent Inc/(Dec)	Six Months Ended June 30,		Percent Inc/(Dec)
($ in millions, except where noted)	2021	2020		2021	2020
Total RPD
Total revenues	$1,643	$543		$2,610	$1,964
Foreign currency adjustment(a)	(1)	1		(1)	2
Ancillary retail vehicle sales revenue	(7)	(38)		(11)	(70)
Total Rental Revenues	$1,635	$506		$2,598	$1,896
Transaction Days (in thousands)	24,992	13,321		45,243	45,684
Total RPD (in whole dollars)	$65.42	$37.95	72%	$57.43	$41.50	38%

Total Revenue Per Unit Per Month
Total Rental Revenues	$1,635	$506		$2,598	$1,896
Average Vehicles (in whole units)	350,122	517,973		325,364	526,247
Total revenue per unit (in whole dollars)	$4,670	$977		$7,985	$3,603
Number of months in period (in whole units)	3	3		6	6
Total RPU Per Month (in whole dollars)	$1,557	$325	379%	$1,331	$600	122%

Vehicle Utilization
Transaction Days (in thousands)	24,992	13,321		45,243	45,684
Average Vehicles (in whole units)	350,122	517,973		325,364	526,247
Number of days in period (in whole units)	91	91		181	182
Available Car Days (in thousands)	31,861	47,136		58,891	95,777
Vehicle Utilization(b)	78%	28%		77%	48%

Depreciation Per Unit Per Month
Depreciation of revenue earning vehicles and lease charges	$80	$419		$290	$893
Foreign currency adjustment(a)	—	1		—	1
Adjusted depreciation of revenue earning vehicles and lease charges	80	420		290	894
Average Vehicles (in whole units)	350,122	517,973		325,364	526,247
Depreciation of revenue earning vehicles and lease charges divided by Average Vehicles (in whole dollars)	$228	$811		$891	$1,699
Number of months in period (in whole units)	3	3		6	6
Depreciation Per Unit Per Month (in whole dollars)	$76	$270	(72)%	$149	$283	(47)%
(a)Based on December 31, 2020 foreign exchange rates
(b)Calculated as Transaction Days divided by Available Car Days.

Supplemental Schedule III (continued)
HERTZ GLOBAL HOLDINGS, INC.
RECONCILIATIONS OF KEY METRICS
REVENUE, UTILIZATION AND DEPRECIATION
Unaudited
________________________________________________________________________________

International RAC

	Three Months Ended June 30,		Percent Inc/(Dec)	Six Months Ended June 30,		Percent Inc/(Dec)
($ in millions, except where noted)	2021	2020		2021	2020
Total RPD
Total revenues	$230	$125		$415	$452
Foreign currency adjustment(a)	—	14		1	49
Total Rental Revenues	$230	$139		$416	$501
Transaction Days (in thousands)	4,893	3,900		9,291	11,964
Total RPD (in whole dollars)	$47.07	$35.54	32%	$44.81	$41.90	7%

Total Revenue Per Unit Per Month
Total Rental Revenues	$230	$139		$416	$501
Average Vehicles (in whole units)	71,044	114,405		69,019	123,226
Total revenue per unit (in whole dollars)	$3,237	$1,215		$6,027	$4,066
Number of months in period (in whole units)	3	3		6	6
Total RPU Per Month (in whole dollars)	$1,081	$404	168%	$1,005	$678	48%

Vehicle Utilization
Transaction Days (in thousands)	4,893	3,900		9,291	11,964
Average Vehicles (in whole units)	71,044	114,405		69,019	123,226
Number of days in period (in whole units)	91	91		181	182
Available Car Days (in thousands)	6,465	10,411		12,492	22,427
Vehicle Utilization(b)	76%	37%		74%	53%

Depreciation Per Unit Per Month
Depreciation of revenue earning vehicles and lease charges	$36	$70		$69	$147
Foreign currency adjustment(a)	1	8		1	17
Adjusted depreciation of revenue earning vehicles and lease charges	$37	$78		$70	$164
Average Vehicles (in whole units)	71,044	114,405		69,019	123,226
Adjusted depreciation of revenue earning vehicles and lease charges divided by Average Vehicles (in whole dollars)	$521	$682		$1,014	$1,331
Number of months in period (in whole units)	3	3		6	6
Depreciation Per Unit Per Month (in whole dollars)	$174	$227	(23)%	$169	$222	(24)%
(a)Based on December 31, 2020 foreign exchange rates.
(b)Calculated as Transaction Days divided by Available Car Days.

Supplemental Schedule III (continued)
HERTZ GLOBAL HOLDINGS, INC.
RECONCILIATIONS OF KEY METRICS
REVENUE, UTILIZATION AND DEPRECIATION
Unaudited
__________________________________________________________________________________

Worldwide Rental Car

	Three Months Ended June 30,		Percent Inc/(Dec)	Six Months Ended June 30,		Percent Inc/(Dec)
($ in millions, except where noted)	2021	2020		2021	2020
Total RPD
Total revenues	$1,873	$668		$3,025	$2,416
Ancillary retail vehicle sales revenue	(7)	(38)		(11)	(70)
Foreign currency adjustment(a)	(1)	15		—	51
Total Rental Revenues	$1,865	$645		$3,014	$2,397
Transaction Days (in thousands)	29,885	17,221		54,534	57,648
Total RPD (in whole dollars)	$58.61	$37.41	57%	$51.88	$41.58	25%

Total Revenue Per Unit Per Month
Total Rental Revenues	$1,865	$645		$3,014	$2,397
Average Vehicles (in whole units)	421,166	632,378		394,383	649,473
Total revenue per unit (in whole dollars)	$4,428	$1,020		$7,642	$3,691
Number of months in period (in whole units)	3	3		6	6
Total RPU Per Month (in whole dollars)	$920	$340	171%	$988	$615	61%

Vehicle Utilization
Transaction Days (in thousands)	29,885	17,221		54,534	57,648
Average Vehicles (in whole units)	421,166	632,378		394,383	649,473
Number of days in period (in whole units)	91	91		181	182
Available Car Days (in thousands)	38,326	57,546		71,383	118,204
Vehicle Utilization(b)	78%	30%		76%	49%

Depreciation Per Unit Per Month
Depreciation of revenue earning vehicles and lease charges	$116	$489		$359	$1,040
Foreign currency adjustment(a)	1	9		1	18
Adjusted depreciation of revenue earning vehicles and lease charges	$117	$498		$360	$1,058
Average Vehicles (in whole units)	421,166	632,378		394,383	649,473
Adjusted depreciation of revenue earning vehicles and lease charges divided by Average Vehicles (in whole dollars)	$278	$788		$913	$1,629
Number of months in period (in whole units)	3	3		6	6
Depreciation Per Unit Per Month (in whole dollars)	$93	$263	(65)%	$152	$272	(44)%

Note: Worldwide Rental Car represents Americas RAC and International RAC segment information on a combined basis and excludes All other operations, which is primarily comprised of the Company's former Donlen leasing operations, and Corporate.

(a)Based on December 31, 2020 foreign exchange rates.
(b)Calculated as Transaction Days divided by Available Car Days.

Supplemental Schedule IV

HERTZ GLOBAL HOLDINGS, INC.
RECAST OF HISTORICAL SEGMENT FINANCIAL INFORMATION AND KEY METRICS
Unaudited
__________________________________________________________________________________

	Three Months Ended June 30, 2020
(In millions)	U.S. RAC	Canada, LATAM & Caribbean	Americas RAC	International RAC (historical segmentation)	Canada, LATAM & Caribbean	International RAC (new segmentation)
Total revenues:	$533	$10	$543	$135	$(10)	$125
Expenses:
Direct vehicle and operating	515	15	530	133	(15)	118
Depreciation of revenue earning vehicles and lease charges	408	11	419	81	(11)	70
Depreciation and amortization of non-vehicle assets	46	1	47	5	(1)	4
Selling, general and administrative	63	1	64	37	(1)	36
Interest expense, net:
Vehicle	98	1	99	23	(1)	22
Non-vehicle	(21)	—	(21)	—	—	—
Total interest expense, net	77	1	78	23	(1)	22
Technology-related intangible and other asset impairments	—	—	—	—	—	—
(Gain) from the sale of a business	—	—	—	—	—	—
Other (income) expense, net	2	(3)	(1)	(3)	3	—
Reorganization items, net	(1)	—	(1)	—	—	—
Total expenses	1,110	26	1,136	276	(26)	250
Income (loss) before income taxes	$(577)	$(16)	$(593)	$(141)	$16	$(125)

Adjusted EBITDA	$(470)	$(15)	$(485)	$(127)	$15	$(112)
Adjusted EBITDA Margin	(88)%	(150)%	(89)%	(94)%	150%	(90)%
					0
Average Vehicles (in whole units)	502,763	15,210	517,973	129,615	(15,210)	114,405
Vehicle Utilization	28%	26%	28%	36%	(26)%	37%
Transaction Days (in thousands)	12,964	356	13,321	4,256	(356)	3,900
Total RPD (in whole dollars)(a)	$38.17	$30.23	$37.95	$35.10	$(30.23)	$35.54
Total RPU Per Month (in whole dollars)(a)	$328	$236	$325	$384	$(236)	$404
Depreciation Per Unit Per Month (in whole dollars)(a)	$271	$259	$270	$231	$(259)	$227

(a)Based on December 31, 2020 foreign exchange rates

Supplemental Schedule IV (continued)

HERTZ GLOBAL HOLDINGS, INC.
RECAST OF HISTORICAL SEGMENT FINANCIAL INFORMATION AND KEY METRICS
Unaudited
__________________________________________________________________________________

	Three Months Ended June 30, 2019
(In millions)	U.S. RAC	Canada, LATAM & Caribbean	Americas RAC	International RAC (historical segmentation)	Canada, LATAM & Caribbean	International RAC (new segmentation)
Total revenues:	$1,784	$65	$1,849	$560	$(65)	$495
Expenses:
Direct vehicle and operating	1,013	40	1,053	324	(40)	284
Depreciation of revenue earning vehicles and lease charges	411	11	422	106	(11)	95
Depreciation and amortization of non-vehicle assets	39	—	39	6	—	6
Selling, general and administrative	119	3	122	55	(3)	52
Interest expense, net:
Vehicle	90	2	92	24	(2)	22
Non-vehicle	(47)	—	(47)	(1)	—	(1)
Total interest expense, net	43	2	45	23	(2)	21
Technology-related intangible and other asset impairments	—	—	—	—	—	—
(Gain) from the sale of a business	—	—	—	—	—	—
Other (income) expense, net	(5)	—	(5)	—	—	—
Reorganization items, net	—	—	—	—	—	—
Total expenses	1,620	56	1,676	514	(56)	458
Income (loss) before income taxes	$164	$9	$173	$46	$(9)	$37

Adjusted EBITDA	$156	$10	$166	$56	$(10)	$46
Adjusted EBITDA Margin	9%	15%	9%	10%	(15)%	9%

Average Vehicles (in whole units)	554,794	20,378	575,172	186,881	(20,378)	166,503
Vehicle Utilization	82%	77%	81%	77%	(77)%	77%
Transaction Days (in thousands)	41,173	1,421	42,593	13,125	(1,421)	11,704
Total RPD (in whole dollars)(a)	$42.54	$47.54	$42.71	$45.92	$(47.54)	$45.72
Total RPU Per Month (in whole dollars)(a)	$1,052	$1,105	$1,054	$1,075	$(1,105)	$1,071
Depreciation Per Unit Per Month (in whole dollars)(a)	$247	$185	$245	$204	$(185)	$206

(a)Based on December 31, 2020 foreign exchange rates

NON-GAAP MEASURES AND KEY METRICS
_______________________________________________________________________________________________________

Hertz Global is the top-level holding company that indirectly wholly owns Hertz. The term “GAAP” refers to accounting principles generally accepted in the United States. Adjusted EBITDA is the Company's segment measure of profitability and complies with GAAP when used in that context.

NON-GAAP MEASURES

Non-GAAP measures are not recognized measurements under GAAP. When evaluating the Company's operating performance or liquidity, investors should not consider non-GAAP measures in isolation of, superior to, or as a substitute for measures of the Company's financial performance as determined in accordance with GAAP.

Adjusted Net Income (Loss) and Adjusted Diluted Earnings (Loss) Per Share ("Adjusted Diluted EPS")

Adjusted Net Income (Loss) represents income or loss attributable to the Company as adjusted to eliminate the impact of GAAP income tax, debt-related charges and losses, restructuring and restructuring related charges, intangible and tangible asset impairments and write-downs, information technology and finance transformation costs, non-cash acquisition accounting charges, reorganization items, pre-reorganization and non-debtor financing charges, gain from the sale of a business and certain other miscellaneous items on a pre-tax basis. Adjusted Net Income (Loss) includes a provision (benefit) for income taxes derived utilizing a combined statutory rate. The combined statutory rate is management's estimate of the Company's long-term tax rate. Its most comparable GAAP measure is net income (loss) attributable to the Company.

Adjusted Diluted EPS represents Adjusted Net Income (Loss) on a per diluted share basis using the weighted-average number of diluted shares outstanding for the period. Its most comparable GAAP measure is diluted earnings (loss) per share.

Adjusted Net Income (Loss) and Adjusted Diluted EPS are important operating metrics because they allow management and investors to assess operational performance of the Company's business, exclusive of the items mentioned above that are not operational in nature or comparable to those of the Company's competitors.

Adjusted Corporate EBITDA and Adjusted Corporate EBITDA Margin

Adjusted Corporate EBITDA represents income or loss attributable to the Company as adjusted to eliminate the impact of GAAP income tax, non-vehicle depreciation and amortization, net non-vehicle debt interest, vehicle debt-related charges and losses, restructuring and restructuring related charges, goodwill, intangible and tangible asset impairments and write-downs, information technology and finance transformation costs, reorganization items, pre-reorganization and non-debtor financing charges, gain from the sale of a business and certain other miscellaneous items.

Adjusted Corporate EBITDA Margin is calculated as the ratio of Adjusted Corporate EBITDA to total revenues.

Management uses these measures as operating performance metrics for internal monitoring and planning purposes, including the preparation of the Company's annual operating budget and monthly operating reviews, and analysis of investment decisions, profitability and performance trends. These measures enable management and investors to isolate the effects on profitability of operating metrics most meaningful to the business of renting and leasing vehicles. They also allow management and investors to assess the performance of the entire business on the same basis as its reportable segments. Adjusted Corporate EBITDA is also utilized in the determination of certain executive compensation. Its most comparable GAAP measure is net income (loss) attributable to the Company.

KEY METRICS

Available Car Days

Available Car Days represents Average Vehicles multiplied by the number of days in a given period.

Average Vehicles ("Fleet Capacity" or "Capacity")

Average Vehicles is determined using a simple average of the number of vehicles in the fleet whether owned or leased by the Company at the beginning and end of a given period.

Depreciation Per Unit Per Month

Depreciation Per Unit Per Month represents the amount of average depreciation expense and lease charges per vehicle per month, exclusive of the impacts of foreign currency exchange rates. Management believes eliminating the effect of fluctuations in foreign currency exchange rates is appropriate so as not to affect the comparability of underlying trends. This metric is important to management and investors as it reflects how effectively the Company is managing the costs of its vehicles and facilitates comparisons with other participants in the vehicle rental industry.

Total Rental Revenues

Total Rental Revenues represents total revenues less ancillary retail vehicle sales revenues, with all periods adjusted to eliminate the effect of fluctuations in foreign currency exchange rates. Management believes eliminating the effect of fluctuations in foreign currency exchange rates is appropriate so as not to affect the comparability of underlying trends. This metric is important to management and investors as it represents a measure that excludes the impact of ancillary revenues resulting from vehicle sales and facilitates comparisons with other participants in the vehicle rental industry.

Total Revenue Per Transaction Day ("Total RPD"or "RPD"; also referred to as "pricing")

Total RPD represents the ratio of Total Rental Revenues to Transaction Days. This metric is important to management and investors as it represents a measure of changes in the underlying pricing in the vehicle rental business and encompasses the elements in vehicle rental pricing that management has the ability to control.

Total Revenue Per Unit Per Month ("Total RPU" or "Total RPU Per Month")

Total RPU Per Month represents the amount of average Total Rental Revenues per vehicle per month. This metric is important to management and investors as it provides a measure of revenue productivity relative to fleet capacity, or asset efficiency.

Transaction Days ("Days"; also referred to as "volume")

Transaction Days represents the total number of 24-hour periods, with any partial period counted as one Transaction Day, that vehicles were on rent (the period between when a rental contract is opened and closed) in a given period. Thus, it is possible for a vehicle to attain more than one Transaction Day in a 24-hour period. This metric is important to management and investors as it represents the number of revenue-generating days.

Vehicle Utilization ("Utilization")

Vehicle Utilization represents the ratio of Transaction Days to Available Car Days. This metric is important to management and investors as it measures the proportion of vehicles that are being used to generate revenues relative to fleet capacity.